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Author:  Steve Ingrain at dalpark
Date:    9/30/97  6:26 PM
Priority: Normal
TO: PSC-ISOArchive at PSCTX01
CC: shahid.iqbalOUSTRA.mail.abb.com%eursmtp at x400po. All Vojdani at PSC-LADWP
Subject: Change Orders - ABB delay

     I was expecting to receive your change order analysis by the end of last week so that I can work on it over the weekend. I have not been to the Santa Clara Office for a few days. Have you completed your analysis? If not, can I count on receiving your analysis by the end of today so that I can work on it tomorrow? If not, could you give me a firm date so that I can plan my time.